UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2012

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 17, 2012, Warsaw Orthopedic, Inc., Medtronic Sofamor Danek U.S.A., Inc. and other entities related to Medtronic, Inc. (collectively “Medtronic”) asserted additional patent claims in its ongoing dispute with NuVasive, Inc. (“NuVasive”). Specifically, the complaint filed by Medtronic in the United States District Court for the Northern District of Indiana alleges that various NuVasive spinal implants (including its CoRoent® XL family of spinal implants) infringe U.S. Patent No. 8,021,430, and that NuVasive’s Osteocel® Plus bone graft product infringes U.S. Patent No. 5,676,146 C2. These additional patents expire in the next 3-4 years.

NuVasive strongly denies infringing any valid claims of these additional patents and intends to defend the lawsuit vigorously. NuVasive is assessing all offensive and defensive measures available to it, including the assertion of counterclaims and the use of administrative reexamination procedures available through the U.S. Patent and Trademark Office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: August 22, 2012	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President, General Counsel